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               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-5 of our report dated March 14, 1996, on our audit of the financial statements of Edwards Capital Company included in the registration statement File No. 33-31670 on Form N-2 of Medallion Financial Corp. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                     /s/ Arthur Andersen LLP


                                                     ARTHUR ANDERSEN LLP

Boston, Massachusetts
October 15, 1996